                           SECOND AMENDED AND RESTATED
                              INTELLECTUAL PROPERTY
                               SECURITY AGREEMENT

     This SECOND AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, modified or supplemental from time to time, the "Intellectual Property Security Agreement"), dated as of June 8, 1999 by and among Archibald Candy Corporation, an Illinois Corporation with offices at 1137 West Jackson Boulevard, Chicago, Illinois 60607 (the "Company"), Sweet Factory Group, Inc., a Delaware corporation with offices at 10343 Roselle Street, San Diego, California 92121, Sweet Factory, Inc., a Delaware corporation with offices at 10343 Roselle Street, San Diego, California 92121, SF Properties, Inc., a Delaware corporation with offices at 10343 Roselle Street, San Diego, California 92121 and SF Candy Company, a Delaware corporation with offices at 10343 Roselle Street, San Diego, California 92121 (collectively, the "SF Entities"), Archibald Candy (Canada) Corporation, a corporation incorporated under the federal laws of Canada with offices at 1137 West Jackson Boulevard, Chicago, Illinois 60607 ("Archibald (Canada)", together with the Company and the SF Entities, being hereafter referred to as the "Assignors"), and THE BANK OF NEW YORK, a New York banking corporation with offices at 101 Barclay Street-21W, New York, New York (the "Assignee"), as Trustee for the ratable benefit of the Holders as defined under that certain Indenture (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, the Company and the Assignee have entered into an Indenture, dated as of July 2, 1997, as amended by the First Supplemental Indenture, dated as of December 7, 1998, between the Company, the SF Entities and the Assignee and the Second Supplemental Indenture, dated as of the date hereof, between the Company, the SF Entities, Archibald (Canada) and the Assignee (together with all supplements, modifications and amendments thereto made from time to time in accordance with its terms, the "Indenture");

     WHEREAS, the Company will issue and sell an additional $40,000,000 in aggregate principal amount of its 10 1/4% Senior Secured Notes due 2004 (as amended, modified or supplemented from time to time in accordance with their terms, the "Notes") in accordance with the terms of the Indenture;

     WHEREAS, the Company, the SF Entities and the Assignee entered into that certain Amended and Restated Intellectual Property Security Agreement dated as of December 7, 1998 (the "Initial Intellectual Property Security Agreement") which contemplates that the Company and the Restricted Subsidiaries (as defined in the Indenture) will, in order to secure their Obligations (as defined in the Indenture), grant to the Assignee, for the ratable benefit of the Holders (as such term is defined in the Indenture), a security interest in and continuing lien upon the Intellectual Property and certain other assets relating to or connected therewith, as further set forth herein, and the Assignors have been requested to enter into this Agreement to evidence such security interest;

     WHEREAS, the Assignors own all right, title and interest in and to, among other things, certain United States, state and foreign trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information, and all registrations of and applications for any of the foregoing, including, but not limited to, those set forth on EXHIBIT 1 hereto, which are used in the business of the Assignors, along with the goodwill of the businesses symbolized thereby, any inventions disclosed therein and the Licenses (as hereinafter defined) (all of the above, collectively, the "Intellectual Property"); and

     WHEREAS, the Company and the Assignee have agreed to amend and restate the Initial Intellectual Property Security Agreement in its entirety as set forth herein.

     NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for valuable consideration received and to be received, as security for the full payment and performance of the Obligations, each of the Assignors and the Assignee hereby agree as follows:

     1. AMENDMENT AND RESTATEMENT. The Intellectual Property Security Agreement, dated as of December 7, 1998, between the Company and the Assignee, is hereby amended and restated in its entirety as set forth in this Second Amended and Restated Intellectual Property Security Agreement.

     2. GRANT OF SECURITY INTEREST. As collateral security for the due and punctual payment and performance of the Obligations, each of the Assignors hereby grants to the Assignee a security interest in and continuing lien on each Assignors' right, title and interest in, to and under the following property of each of the Assignors:

           (a)   the Intellectual Property;

           (b) all applications of and registrations for the Intellectual Property in the United States, any state of the United States and any foreign countries and localities;

           (c) all United States, state and foreign trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information, and all registrations of, applications for and licenses relating to any of the foregoing hereafter adopted or acquired and used by any of the Assignors or any Subsidiary in its business, including, but not limited to, those which are based upon or derived from the Intellectual Property or any variations thereof (the "Future Intellectual Property");

           (d) all extensions and renewals of all United States, state and foreign trademarks, service marks, trade names and copyrights, and any registrations thereof and applications therefor, contained within the Intellectual Property and Future Intellectual Property;

           (e)   all reissues, divisions, continuations,
                 continuations-in-part, extensions, renewals and re-examinations of any United States and foreign patents, and any applications therefor, contained within the Intellectual Property and Future Intellectual Property;

           (f) all rights to sue for past, present and future infringements of the Intellectual Property and the Future Intellectual Property, and all rights to sue under any licenses ("Licenses") relating to trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information used in the business of any of the Assignors (other than any Licenses that, by their terms, are not assignable, and for which consents cannot be obtained under Section 6 hereof);

           (g) all of the Assignors' logos and trade dress including, containing or relating to the Intellectual Property, the Future Intellectual Property, and the trademarks, service marks and trade names covered by the Licenses, or a representation thereof, or any variation thereof;

           (h) all licenses and other agreements under which each of the Assignors is licensor or licensee (including without limitation, the Licenses (other than any licenses or other agreements that, by their terms, are not assignable, and for which consents cannot be obtained under Section 6 hereof)), and all fees, rents, royalties, proceeds or monies thereunder, relating to the Intellectual Property, the Future Intellectual Property, or any other intellectual property or related rights;

           (i) all goodwill of each of the Assignors' business connected with, symbolized by or in any way related to any of the foregoing;

           (j) all of the Assignors' inventions disclosed in any of the foregoing;

           (k) all of the Assignors' books, records, computer software (to the extent assignable, subject to Section 6 hereof), computer print-outs, manuals and similar items which relate to any of the foregoing; and

           (l) all proceeds of any of the foregoing, including without limitation, license royalties, income, payments, claims, damages, insurance proceeds and proceeds of suit.

All of the foregoing items set forth in clauses (a) through (l) are hereinafter referred to collectively as the "Collateral".

     3. DEFINED TERMS. As used herein, capitalized terms defined in the Indenture and not otherwise defined herein are used herein as so defined. The following terms shall have the meanings set forth below:

     BANK LENDERS shall mean the lenders under the Bank Loan Documents.

     BANK LOAN DOCUMENTS shall mean the Revolving Credit Facility.

     EVENT OF DEFAULT shall have the meaning set forth in the Indenture.

     FINANCING DOCUMENTS shall mean the Indenture, the Notes, the Security Agreement, this Agreement, and the other documents and agreements referred to herein or therein, or delivered in connection herewith or therewith, as same may from time to time be amended, modified, waived or supplemented in accordance with their respective terms.

     FUTURE INTELLECTUAL PROPERTY shall have the meaning set forth in Section 21(c) hereof.

     INTELLECTUAL PROPERTY shall have the meaning set forth in the fourth Whereas clause hereof.

     LICENSES shall have the meaning set forth in Section 2(f) hereof.

     SUBSIDIARY shall have the meaning set forth in the Indenture.

     4. ASSIGNORS' OBLIGATIONS. Each of the Assignors agrees that, notwithstanding this Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral. The Assignee shall have no obligation or liability in connection with the Collateral by reason of this Agreement or any payment received by the Assignee relating to the Collateral and the Assignee shall not be required to perform any covenant, duty or obligation of any of the Assignors arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral, except and only to the extent that the Assignee has acquired, for the ratable benefit of the Holders, absolute ownership of the Collateral upon an exercise of remedies under Section 7 hereof.

     5. REPRESENTATIONS AND WARRANTIES. Each of the Assignors represents and warrants to the Assignee that: (a) EXHIBIT 1 hereto sets forth a complete and accurate list of all of such Assignor's United States, state and foreign registrations of and applications for those trademarks, service marks, patents and copyrights material to the conduct of any Assignors' business, all Licenses material to the business of any of the Assignors, and all unregistered trademarks, service marks, trade names and copyrights used by any of the Assignors which are material to the business of any of the Assignors; (b) each of the Assignors is the sole, exclusive, beneficial and record owner of all right, title and interest in and to the Collateral material to the conduct of such Assignor's business, and no adverse claims have been made with respect to its title to or the validity of such Collateral; (c) the Intellectual Property and the trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how and other proprietary information covered by the Licenses constitute the only intellectual property, and registrations thereof and applications therefor, in which any of the Assignors has any right, title or interest; (d) none of the Collateral is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance, other than as created hereby; (e) the registrations of those trademarks, service marks, patents and copyrights material to the conduct of any Assignors' business are subsisting, and, to the best of each of the Assignor's knowledge, valid, and none of the Collateral of such Assignor has been adjudged invalid or unenforceable, and each of the Assignors has performed all acts and has paid all renewal, maintenance and other fees and taxes required to maintain in full force and effect each and every registration and application contained within the Collateral to the extent material to the conduct of such Assignors' business; (f) no claims have been made that the use of any of the Collateral material to the conduct of any Assignors' business violates the asserted rights of any third party and, to the best of each of the Assignors' knowledge, the conduct of such Assignors' business does not infringe in any material respect upon any intellectual property rights of any third party; (g) to the best of each of the Assignors' knowledge, no third party is infringing in any material respect upon any of the Collateral; (h) provided that this Agreement is filed in and recorded by the United States Patent and Trademark Office (the "PTO") within three (3) months of the date hereof and the United States Copyright Office ("Copyright Office") within one (1) month of the date hereof, provided appropriate filings are made with the Canadian Intellectual Property Offices, and provided that UCC financing statements have been filed in the jurisdictions listed on EXHIBIT 3-A hereto and appropriate Canadian financing documents are filed in the provincial offices indicated on EXHIBIT 3-B hereto, this Agreement will create a legal, valid, perfected and continuing lien on and security interest in the Collateral so filed and recorded in favor of the Assignee, enforceable against each of the Assignors and all third parties, subject to no other mortgage, assignment, pledge, lien, charge, encumbrance, or security or other interest except for a non-exclusive license granted to Bank Lenders in connection with inventory sales after an event of default under the Bank Loan Documents; and (i) none of Assignors' Subsidiaries owns any intellectual property of any nature whatsoever, other than their respective trade names.

     6. COVENANTS. Each of the Assignors will maintain and renew all items of Collateral of such Assignor, and any U.S. and Canadian applications therefor and U.S. and Canadian registrations thereof, necessary or economically desirable for the conduct of its business and will defend the Collateral against the claims of all persons. Each of the Assignors will, promptly following the creation or acquisition of any copyrightable work which is necessary or economically desirable for the conduct of its business, apply to register the copyright in the Copyright Office. Each of the Assignors will maintain, and will cause each licensee which uses any of the Collateral to maintain, the same standards of quality for the goods and services in connection with which the Collateral is used as each of the Assignors maintained for such goods and services prior to the date of this Agreement. The Assignee shall have the right to enter upon any of the Assignors' premises at all reasonable times to monitor such quality standards. Each of the Assignors shall promptly notify the Assignee if it knows or has received written notice that any of the Collateral material to the conduct of any Assignors' business may lapse, expire, become dedicated to the public, terminate, be abandoned, or become subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding before the PTO, the Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court. In the event that any material portion of the Collateral is infringed or diluted by a third party, promptly after any of the Assignors becomes aware of such infringement or dilution, such Assignors shall take all reasonable actions to stop such infringement or dilution and protect its exclusive rights in such Collateral. Without limiting the generality of the foregoing, none of the Assignors shall permit the lapse, expiration, dedication to the public, termination or abandonment of any Intellectual Property, Future Intellectual Property or License material to the conduct of its business without the prior written consent of the Assignee. If, before the Obligations have been satisfied in full, any of the Assignors shall obtain rights to, become licensed to use, or become entitled to the benefit of any new trademarks, service marks, patents, copyrights, trade names, trade dress, trade secrets, know-how or other proprietary information (or any applications therefor or registrations thereof) not identified on EXHIBIT 1 hereto, the provisions of this Agreement (including, without limitation, all requirements for filings, recordings, registrations and the like) shall automatically apply thereto, and same shall thereupon constitute part of the Collateral. Each of the Assignors shall give the Assignee prompt notice thereof in writing and shall take all actions necessary to create, perfect and preserve the Assignee's security interest therein (to the extent capable of being created, perfected or preserved under the laws of the United States, Canada or any state or province thereof) in connection therewith. Except with the prior written consent of the Assignee, or as permitted by the Indenture, none of the Assignors shall sell, assign, transfer or dispose of (other than in the ordinary course of such Assignors' business), or create or allow to exist any lien, claim or encumbrance upon or with respect to any of the Collateral, except for the security interest and continuing lien created hereunder and other Permitted Liens. If any of the Assignors forms or acquires any Restricted Subsidiary (as defined in the Indenture), or any Subsidiary existing as of the date hereof hereafter engages in any business, then the Assignors covenant and agree that they shall cause each such Restricted Subsidiary to enter into a security agreement with the Assignee, in substantially the form of this Agreement, covering all such Restricted Subsidiary's intellectual property and related rights. Each of the Assignors will use reasonable commercial efforts to obtain any third-party consents required in connection with the grant of a security interest in any Collateral.

     7. REMEDIES UPON DEFAULT. Whenever any Event of Default shall occur and be continuing, the Assignee shall have all the rights and remedies granted to it in such event by the Security Agreement and the other Financing Agreements, which rights and remedies are specifically incorporated herein by reference and made a part hereof, with the same force and effect as if set forth herein in their entirety. The Assignee in such event may collect directly any payments due to any of the Assignors in respect of the Collateral and, subject to any limitations imposed under any license agreements constituting part of the Collateral, may sell, license, lease, assign, or otherwise dispose of the Collateral in any manner set forth in the Security Agreement. Each of the Assignors agrees that, in the event of any disposition of the Collateral upon any such Event of Default, it will duly execute, acknowledge, and deliver all documents necessary or advisable to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Intellectual Property, the Future Intellectual Property, and the Licenses. Each of the Assignors hereby irrevocably appoints the Assignee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on each Assignors' behalf. Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, the Bank Lenders may have, under the Bank Loan Documents, a non-exclusive license to sell inventory bearing any trademarks, service marks, trade names and trade dress included within the Intellectual Property or the Future Intellectual Property, or covered by the Licenses.

     8. POWER OF ATTORNEY. Concurrently with the execution and delivery hereof, each of the Assignors shall execute and deliver to the Assignee, in the form of EXHIBIT 2 hereto, five (5) originals of a Special Power of Attorney for the implementation of the assignment, sale, license, lease or other disposition of the Intellectual Property, Future Intellectual Property, and Licenses pursuant to Section 7. Each of the Assignors hereby fully and unconditionally releases the Assignee from any and all future claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Assignee in accordance with Section 7 under the powers of attorney granted therein, other than actions taken or omitted to be taken through the willful misconduct or gross negligence of the Assignee.

     9. CUMULATIVE REMEDIES. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law. The security interest granted hereby is granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and those which are now or hereafter available to the Assignee as a matter of law or equity. The exercise by the Assignee of any one or more of the rights, powers or remedies provided for in this Agreement or the Security Agreement, or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by any person, including the Assignee, of any or all other rights, powers or remedies. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Security Agreement.

     10. AMENDMENTS AND WAIVERS. This Agreement may not be modified, supplemented, or amended, or any of its provisions waived without the prior written consent of the Assignee and each of the Assignors. Each of the Assignors hereby authorizes the Assignee to modify this Agreement by amending
EXHIBIT 1 hereto to include any Future Intellectual Property or additional licenses in which any of the Assignors acquires rights.

     11. ACTIONS BY TRUSTEE. Whenever any provision of this Agreement requires action or waiver, by, or the consent of, the Assignee, the Assignee shall only be required to take or refrain from taking such action or grant or withhold any waiver or consent when 25% in outstanding principal amount of the Notes shall have instructed the Trustee in writing.

     12. WAIVER OF RIGHTS. No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights and remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights and remedies of such party or any other party. No waiver by the Assignee of any breach or default by any of the Assignors shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.

     13. ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that no right, obligation, duty or interest herein or in or to the Collateral may be assigned, transferred or disposed of by any of the Assignors without the prior written consent of the Assignee, except as permitted by Section 6 hereof.

     14. FURTHER ACTS. Each of the Assignors shall have the duty to prosecute diligently any application for the Intellectual Property and Future Intellectual Property material to the conduct of its or any Subsidiary's business pending as of the date of this Agreement or thereafter, until the Obligations shall have been paid in full, and to make applications on material unregistered but registrable trademarks, service marks, copyrights and patents material to the conduct of its or any Subsidiary's business in any location in the United States or Canada where such Assignor or such Subsidiary does business using such Intellectual Property and to preserve and maintain all rights in and to the Collateral material to the conduct of its or any Subsidiary's business. Any expenses incurred in connection with such applications shall be borne jointly by the Assignors.

     15. ENFORCEMENT. While an Event of Default shall be continuing, the Assignee shall have the right, if any of the Assignors has failed to do so but shall in no way be obligated to, bring suit in its own name to enforce any rights in and to the Collateral, in which event the Assignors shall do any and all lawful acts and execute any and all proper documents in aid of such enforcement including, but not limited to, joining as a plaintiff in any such enforcement action and the Assignors shall promptly, upon demand, reimburse and indemnify the Assignee for all costs and expenses (including fees and expenses of its agents and counsel) incurred by the Assignee in the exercise of its rights under this Section 15.

     16. RELEASE AND RE-ASSIGNMENT. As provided for in the Indenture, or at such time as all of the Obligations have been satisfied, and the Indenture has been terminated, the Assignee will execute and deliver to the Assignors all deeds, assignments and other instruments as may be necessary or proper to release the Assignee's lien in the Collateral and reassign to the Assignors any and all rights of the Assignee therein which were granted to the Assignee hereunder, subject to any dispositions thereof which may have been made by the Assignee pursuant hereto.

     17. SEVERABILITY. If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect any other clause or provision in any other jurisdiction.

     18. NOTICES. All notices, requests and demands to or upon any of the Assignors or the Assignee under this Agreement shall be given in the manner prescribed by the Security Agreement.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     20. NOTES EQUALLY AND RATABLY SECURED. Each Note will be equally and ratably secured with each other Note hereunder, regardless of the date of issuance of such Note.

     21. RELEASE OF GUARANTOR. If in accordance with the terms and provisions of the Indenture, any Guarantor (as defined in the Indenture) is designated by the Company to be an Unrestricted Subsidiary (as defined in the Indenture), then such Guarantor will be released and discharged from all of its obligations under its Guaranty (as defined in the Indenture) of the Notes and the Indenture.



                             [Signature page follows]

     IN WITNESS WHEREOF, the parties have entered into this Intellectual Property Security Agreement as of the date first above written.

                              ASSIGNORS
                              Archibald Candy Corporation


                              By: /S/ TED A. SHEPHERD
                                  Name:  Ted A. Shepherd
                                  Title: President and Chief Operating Officer



                              Sweet Factory Group, Inc.


                              By: /S/ TED A. SHEPHERD
                                  Name:  Ted A. Shepherd
                                  Title: President and Chief Operating Officer



                              Sweet Factory, Inc.

                              By: /S/ TED A. SHEPHERD
                                  Name:  Ted A. Shepherd
                                  Title: President and Chief Operating Officer



                               SF Properties, Inc.


                               By: /S/ TED A. SHEPHERD
                                   Name:  Ted A. Shepherd
                                   Title: President and Chief Operating Officer



                               SF Candy Company


                               By: /S/ TED A. SHEPHERD
                                   Name:  Ted A. Shepherd
                                   Title: President and Chief Operating Officer



                               Archibald Candy (Canada) Corporation


                               By: /S/ TED A. SHEPHERD
                                   Name:  Ted A. Shepherd
                                   Title: President and Chief Operating Officer



                               THE BANK OF NEW YORK, for the ratable
                               benefit of the Holders, as Assignee


                               By: /S/ MARY LAGUMINA
                                   Name:  Mary LaGumina
                                   Title: Assistant Vice President

STATE OF ILLINOIS         )
                          ) ss:
COUNTY OF COOK            )


     On the 8th day of June 1999 before me personally came Ted A. Shepherd, to me known, who being by me duly sworn, did depose and say that he/she is the President of Archibald Candy Corporation, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.


                                  /S/ LAURA J. SMILEY

                                  Notary Public



STATE OF ILLINOIS         )
                          ) ss:
COUNTY OF COOK            )


     On the 8th day of June 1999 before me personally came Ted A. Shepherd, to me known, who being by me duly sworn, did depose and say that he/she is the President of Sweet Factory Group, Inc., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.


                                  /S/ LAURA J. SMILEY

                                  Notary Public

STATE OF ILLINOIS         )
                          ) ss:
COUNTY OF COOK            )


     On the 8th day of June 1999 before me personally came Ted A. Shepherd, to me known, who being by me duly sworn, did depose and say that he/she is the President of SF Properties, Inc., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.


                                  /S/ LAURA J. SMILEY

                                  Notary Public



STATE OF ILLINOIS         )
                          ) ss:
COUNTY OF COOK            )


     On the 8th day of June 1999 before me personally came Ted A. Shepherd, to me known, who being by me duly sworn, did depose and say that he/she is the President of SF Candy Company, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.


                                  /S/ LAURA J. SMILEY

                                  Notary Public

STATE OF ILLINOIS         )
                          ) ss:
COUNTY OF COOK            )


     On the 8th day of June 1999 before me personally came Ted A. Shepherd, to me known, who being by me duly sworn, did depose and say that he/she is the President of Archibald Candy (Canada) Corporation, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.


                                  /S/ LAURA J. SMILEY

                                  Notary Public



STATE OF NEW YORK         )
                          ) ss:
COUNTY OF NEW YORK        )


     On the 4th day of June 1999 before me personally came Mary LaGumina, to me known, who being by me duly sworn, did depose and say that he/she is a Assistant Vice President of THE BANK OF NEW YORK, a New York banking corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said banking corporation.


                                  /S/ ROBERT SCHNECK

                                  Notary Public

                                EXHIBIT 1

          UNITED STATES TRADEMARK AND SERVICE MARK REGISTRATIONS

                       ARCHIBALD CANDY CORPORATION

                                            Registration No.                   Registration Date
 Mark   (Serial No.)                         (Filing Date)
------------------------------             ------------------
AMERICAN HOMESTEAD                              2,040,233                           2/25/97
COLLECTION BY FANNIE
FARMER

AN AMERICAN TRADITION                           1,668,708                           12/17/91

DEBUTANTES (stylized)                             649,034                            7/23/57

FANNY FARMER and Design                           904,804                           12/22/70
(Cameo Silhouette)

Design (Hopping Easter                          1,483,724                             4/5/88
Bunny)

FANNY FARMER                                      578,907                            8/18/53
(Script Style)

FANNY FARMER                                      126,844                            10/7/19
(Script Style)

FANNIE FARMER                                   1,770,031                            5/11/93

FANNIE MAY KITCHEN                              1,407,863                             9/2/86
FRESH CANDIES

FANNIE MAY                                      1,601,202(1)                         6/12/90

FANNY FARMER                                    1,393,461                            5/13/86
(Script Style)

FANNY FARMER                                      905,819                            1/12/71
(Script Style)


--------
(1) Abandoned but refiled as 75/231,420.


                                      1-1

FANNY FARMER                                    1,392,552                            5/6/86
(Script Style)
and New Cameo Design

FANNY FARMER                                    1,375,189                          12/10/85

FF (stylized)                                     998,022                          11/12/74

I CAN'T MAKE ALL THE                            1,397,036                           6/10/86
CANDY IN THE WORLD, SO
I JUST MAKE THE BEST OF
IT! (stylized).

I LOVE MY HONEY BUT OH                          1,468,535                           12/8/87
YOU FANNIE MAY!

LAFAYETTE                                         211,768                           4/20/26

MAVRAKOS CANDIES                                1,652,532                           7/30/91
(stylized)

PECAN DIXIES                                    1,758,566                           3/16/93

PIXIES (stylized)                                 593,071                           7/27/54

SWEET LOOK (stylized)                           1,200,893                           7/13/82

SWEET PERSUASION                                1,816,447                           1/11/94

TRINIDAD                                        1,607,576                           7/24/90

TRINIDADS                                       1,400,579                            7/8/86

LAURA SECORD (stylized)                           163,475                           1/16/23


                                      1-2

                           SWEET FACTORY GROUP, INC.

                                      None

                               SWEET FACTORY, INC.

EXTREME BEANS                       2,097,391                           9/16/98

                               SF PROPERTIES, INC.

                                      None

                                 SF CANDY COMPANY

                                      None

                       ARCHIBALD CANDY (CANADA) CORPORATION

                                      None




                                      1-3

                CANADIAN TRADEMARK AND SERVICE MARK REGISTRATIONS

                           ARCHIBALD CANDY CORPORATION

                                             Registration No.                   Registration Date
 Mark   (Serial No.)                          (Filing Date)
------------------------------------        -----------------
LAURA SECORD                                    TMDA 18979                          10/16/13

LAURA SECORD                                    TMA 291,898                         06/15/84

LAURA SECORD                                    TMA 186,708                         11/17/72

LAURA SECORD                                    TMA 209,560                         09/19/75

LAURA SECORD CHOCOLATE                          TMA 217,670                         12/10/76
HOCKEY PUCK (and Design)

LAURA SECORD (and Design)                       TMA 308,270                         11/15/85

CAMEO (and Design)                              TMA 280,819                         06/23/83

DESIGN ONLY                                     TMA 301,317                         03/29/85

LAURA SECORD (and Design)                       TMA 207,365                         05/30/75

"KIDDY POPS"                                    UCA 39227                           09/21/50

INDULGE                                         TMA 389,009                         09/13/91

CAMEO CONE                                      TMA 415,221                         08/06/93

MEDALLIONS                                      TMA 126,360                         04/27/62

"OCCASIONS BY                                   TMA 371,465                         08/03/90
LAURA SECORD"


                                      1-4

                            OTHER REGISTERED TRADEMARKS

                            ARCHIBALD CANDY CORPORATION

TRADEMARK                       COUNTRY                               REGISTRATION NO.
------------------              --------                              -----------------
LAURA SECORD                    United Kingdom                        977778

LAURA SECORD                    United Kingdom                        B 1243751

LAURA SECORD                    Hong Kong                             B 27351988

LAURA SECORD                    Australia                             A 402878

LAURA SECORD                    France                                1,675,679

LAURA SECORD                    Greece                                77408

LAURA SECORD                    Ireland                               110725

LAURA SECORD                    Korea Republic of (South)             166260      *Grace period expires July 11/99

LAURA SECORD                    Kuwait                                15712

LAURA SECORD                    Macau                                 5812 M

LAURA SECORD                    Saudi Arabia                          13939

LAURA SECORD                    Saudi Arabia                          13940

LAURA SECORD                    Saudi Arabia                          13941

LAURA SECORD                    Saudi Arabia                          13942

LAURA SECORD                    Singapore                             51484

LAURA SECORD                    South Africa                          840270

LAURA SECORD                    Switzerland                           340,977

                                      1-5

             UNITED STATES TRADEMARK AND SERVICE MARK APPLICATIONS

                            ARCHIBALD CANDY CORPORATION

                                             Registration No.                   Registration Date
 Mark   (Serial No.)                          (Filing Date)
---------------------------                 ------------------
PIXIE(73/829,267)                                (9/29/89)

FANNIE MAY CANDIES                             (75-230,830)                         (1/24/97)
CELEBRATED COLLECTION(2)

FANNIE MAY (stylized)                          (75-231,420)                         (1/27/97)

FANNIE MAY CONFECTIONARY                       (75-209,950)                         (12/9/96)

FANNIE MAY CONFECTIONARY                       (75-209,975)                         (12/9/96)

MINIATURE CLASSICS FROM(3)                     (75-230,309)                         (1/23/97)
THE AMERICAN CHOCOLATIER


                            SWEET FACTORY GROUP, INC.

                                      None

                               SWEET FACTORY, INC.

                                      None

                               SF PROPERTIES, INC.

                                      None

                                 SF CANDY COMPANY

                                      None

                      ARCHIBALD CANDY (CANADA) CORPORATION

                                     None



--------
(2) Intent to use applications.


                                      1-6

               CANADIAN TRADEMARK AND SERVICE MARK APPLICATIONS

                                      None








                                      1-7

                   UNITED STATES STATE TRADEMARK REGISTRATIONS

                           ARCHIBALD CANDY CORPORATION

                                           Registration No.                   Registration Date
 Mark   (Serial No.)                        (Filing Date)
-------------------------                 ------------------
                                               ILLINOIS

PIXIES                                            29,397                            8/29/52

                                               MISSOURI

FANNIE MAY CANDIES                                 9,241                            9/23/86
(stylized)
                                               NEW YORK

FANNY FARMER                                       R-134                            11/15/54

FANNY FARMER (stylized)                          R-27,824                           12/15/94

                            SWEET FACTORY GROUP, INC.

                                      None

                               SWEET FACTORY, INC.

                                      None

                                SF PROPERTIES, INC.

                                      None

                                 SF CANDY COMPANY

                                      None

                      ARCHIBALD CANDY (CANADA) CORPORATION

                                      None



                                      1-8

                    UNITED STATES COPYRIGHT REGISTRATIONS

                         ARCHIBALD CANDY CORPORATION

                                             Registration No.                   Registration Date
      Title                                  (Renewal Number)                    (Renewal Date)
      -----                                  ----------------                   ------------------
"The New Fannie Farmer                            A 58906                            9/11/51
Boston Cooking School                           (RE 47-403)                        (12/28/79)
Cook Book" (1951
Edition)

"The Fannie Farmer                               A 310806                           11/13/57
Junior Cook Book"                             (RE 269-246/7)                       (12/17/85)
(Revised Edition)

"The All New Fannie                              A 409841                            10/6/59
Farmer Boston Cooking                          (RE 351-952)                        (10/22/87)
School Cook Book"

"The Fannie Farmer Cook                          A 785881                            9/23/65
Book" (Eleventh Edition)                        (RE 47-403)                        (12/28/79)

"Candies" (Print or                              KK 232513                           8/17/73
Label)

"Miss Dog's Christmas                            A 557906                            9/9/73
Treat" (Book)

"The Fannie Farmer Cook                         TX 338-846                           9/17/79
Book" (Twelfth Edition)

"The Fannie Farmer                             TX 1-547-681                          2/22/85
Baking Book"

"The Fannie Farmer Cook                        TX 3-280-034                          3/16/92
Book" (Thirteenth
Edition)

"Fannie May Chocolate                           VA 226 329                           5/12/86
Filled Bunnies" (Poster)


                                      1-9

"Fannie May Candies                             VA 299 153                           2/29/88
Easter Parade" (Poster)
(photograph and
lithograph reproduction)

"Fannie May Candies                             VA 258 898                           3/26/87
Easter Parade"
(Catalogue 1987 edition)

"Fannie May Candies                             VA 295 869                           2/29/88
Easter Parade"
(Catalogue 1988 edition)

Fannie May Candies                              VA 339 469                           2/23/89
Easter Parade"
(Catalogue 1989 edition)

"Fannie May Kitchen                             VA 213 682                           10/1/91
Fresh Candies" (Easter
1992 Gift Selection --
photographic catalogue)

"The Chocolate Idea                            TX 1,712,172                          1/2/86
Book" - (Catalogue)

"The Chocolate Idea                             VA 248 077                           12/5/86
Book" - (Catalogue 1986 -
1987 edition)

"Chocolate Delights"-                           VA 242 556                          10/21/86
(Catalogue 1986-1987
edition)

"Fannie May Quantity                            VA 474 042                           10/1/91
Order Discount Program
1991-1992" (photographic
catalogue)

"Fannie May Mail Order and                      VA 278 699                           9/14/87
Quantity Order Catalogue
1987-1988"

"Fannie May Mail Order and                      VA 321 549                           9/12/88
Quantity Order Catalogue
1988-1989"

                                      1-10

"Fannie May Kitchen                             VA 474 044                           10/1/91
Fresh Candies 1991-1992
Mail Order Gift
Selections"
(photographic catalogue)

"Quantity Order Discount                        VA 474 043                           10/1/91
Program Fannie May
Candies" (photographic brochure)

"Fannie May Quantity                            VA 474 042                           10/1/91
Order Discount Program
1991-1992" (photographic
catalogue)

"The Victorian                                 TX 1,851 807                          2/18/86
Valentine" (design)

"Fannie May Kitchen                             VA 213 681                           10/1/91
Fresh Candies
Valentine's 1992 Gift
Selection" (photographic
catalogue)

"Fannie May Valentine                           VA 253 083                           1/22/87
Brochure - 1987 Edition"

"Fannie May Valentine                           VA 291 146                           1/19/88
Brochure - 1988 Edition"

"Fannie May Valentine                           VA 337 851                           2/6/89
Brochure - 1989 Edition"

"Fannie May Candies                             VA 284 161                           11/4/87
Happy Holidays Flyer
1987" (Catalogue)

"Fannie May Candies                             VA 327 611                           11/7/88
Happy Holidays Flyer
1988" (Catalogue)

"Fannie May Kitchen                             VA 213 680                           10/1/91
Fresh Candies Christmas
1991 Gift Selections"

                                      1-11

(Photographic Catalogue)

"Chicago Skylines"                              VA 206 338                           5/7/91
(packaging -- print
based upon original
painting)

"Water Tower/Horse and                          VA 228 669                           11/1/91
Carriage" (print based
on original painting)

"Floral Heart"                                  VA 815 722                          10/22/96

"Christmas Personal                             VA 814 976                          10/22/96
Consumption"

"Valentine's Day Personal                       VA 814 977                          10/22/96
Consumption"

"Halloween Personal                             VA 814 978                          10/22/96
Consumption"

"Easter Personal Consumption"                   VA 814 979                          10/22/96

"'96 Halloween Pop"                             VA 814 980                          10/22/96

"Easter Bunny Crate"                            VA 814 981                          10/22/96

"Easter Bunny Die Cut Box"                      VA 814 982                          10/22/96

"Marshmallow Hearts"                            VA 814 983                          10/22/96

"Carrot-Rabbit Boxes"                           VA 820 242                          10/22/96

"Easter Cream Egg Boxes"                        VA 824 758                          10/22/96

"97 Whimsical 2 oz. Heart"                      VA 824 762                          10/22/96

"12 oz. Jelly Bird Egg"                         VA 824 763                          10/22/96

"Christmas Tree Die Cut Box"                    VA 824 764                          10/22/96

"1 oz. Santa Pop"                               VA 824 765                          10/22/96

"Twelve Days of Christmas"                      VA 824 766                          10/22/96

                                      1-12

                            SWEET FACTORY GROUP, INC.

                                      None

                               SWEET FACTORY, INC.

Architectural drawings             VAU 279 768            7/15/93
for candy rack displays

                               SF PROPERTIES, INC.

                                      None

                                SF CANDY COMPANY

                                      None

                      ARCHIBALD CANDY (CANADA) CORPORATION

                                      None




                                      1-13

                              UNITED STATES PATENTS

                                      None


                                CANADIAN PATENTS

                                      None





                                      1-14

                                    LICENSES

1. Trademark Agreement dated as of May 15, 1987 with Alfred Knopf for use of the "FANNIE FARMER" trademark in conjunction with publication rights to "The Fannie Farmer Cookbook" (13th Edition).

2. Trademark Agreement dated as of March 17, 1983 with Alfred Knopf for use of the "FANNIE FARMER" trademark in conjunction with publication rights to "The Fannie Farmer Baking Book."

3. Non-exclusive licenses of "Fannie May", "Fannie Farmer", and "Fanny Farmer", trademarks pursuant to distributorship agreements and agreements for advertising and promotion, and merchandising of non-food products (including, without limitation, non-exclusive licenses for the use of such trademarks for publications for third parties) entered into in the ordinary course of business and consistent with past practice.

4. License Agreement, dated July 12, 1991, between The Sweet Factory (UK) Limited, a company incorporated under the laws of England (the "Original Licensor"), and Sweet Factory California Partners, Inc., a California corporation (the "Original Licensee"); as assigned by the Original Licensee to Sweet Factory, Inc., a Delaware corporation ("SFI") pursuant to an Assignment and Assumption Agreement, dated July 12, 1991; as assigned by SFI to Sweet Factory Group, Inc., a Delaware corporation (the "Licensee"), pursuant to an Assignment and Assumption of License, dated October 4, 1997; as assigned by the Original Licensor to United Sweet Factory Limited, a company incorporated under the laws of Cyprus (the "Licensor"), pursuant to an Assignment and Assumption Agreement, dated March 31, 1993; and as amended by the Amendment to License Agreement, dated April 7, 1993 between the Licensor and Licensee.




                                      1-15

                   MATERIAL UNREGISTERED INTELLECTUAL PROPERTY

Trade Names
-----------

Fannie May Candies
Fanny Farmer Candies
Laura Secord
Laura Secord French & Frosted Mint
Laura Secord Frosted Mint
Laura Secord Mint Medallion
Laura Secord Mint Stick
Laura Secord Almond Bark
Laura Secord Jellifruit
Laura Secord Miniatures
Laura Secord Dixies
Laura Secord Puppy Paws
Laura Secord Buttermallow
Laura Secord Nut Bordeaux
Laura Secord French Mint
Laura Secord Laurette
Laura Secord Secord
Laura Secord Superior
Laura Secord Goldie
Laura Secord Milton
Laura Secord York
Laura Secord French Crisp
Laura Secord Virginia Crisp
Laura Secord Butter Crunch
Laura Secord Milk Fingers
Laura Secord White Fingers
Laura Secord Southern
Laura Secord Gloria
Laura Secord Jamaican
Laura Secord Orange Fruit Dream
Laura Secord Strawberry Fruit Dream
Laura Secord Raspberry Fruit Dream
Laura Secord Essex
Laura Secord Kent
Laura Secord Swirls & Clusters
Laura Secord Almond Swirls
Laura Secord Vanilla Belmont
Laura Secord Cameo
Laura Secord Princess

                                      1-16

                                    EXHIBIT 2


                           SPECIAL POWER OF ATTORNEY


STATE OF ILLINOIS            )
                             ) ss.
COUNTY OF COOK               )


     KNOW ALL MEN BY THESE PRESENTS, THAT _______________, a _______ corporation with offices at _______________________ (hereinafter called "Assignor"), hereby appoints and constitutes THE BANK OF NEW YORK, a New York banking corporation, with offices at 101 Barclay Street - 21 W., New York, New York as trustee (the "Trustee") for the ratable benefit of the Holders under that certain Indenture dated as of July 2, 1997 between Archibald Candy Corporation ("Archibald") and the Trustee, as amended by the First Supplemental Indenture dated as of December 7, 1998 between Archibald, the Guarantors (as defined therein) and the Trustee, as further amended by the Second Supplemental Indenture dated as of June ___, 1999 between Archibald, the Guarantors (as defined therein) and the Trustee (hereinafter called "Assignee"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Assignor:

     1 For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of the Assignor in and to any United States, state and foreign trademarks, service marks, copyrights, patents, trade names, trade dress, trade secrets, know-how and other proprietary information, and all applications, registrations, recordings, renewals, extensions, reissues, divisions, continuations, continuations-in-part and re-examinations, and all licenses relating thereto, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose; and

     2 To execute any and all documents, statements, certificates or other papers as are necessary or advisable in order to obtain the purposes described above.

     This power of attorney is made pursuant to that certain Second Amended and Restated Intellectual Property Security Agreement dated as of June ___, 1999, between the Assignor and the Assignee and certain other parties for the benefit of the Trustee and the ratable benefit of the Holders (the "Amended and Restated Intellectual Property Security Agreement") and takes effect solely for the purposes of Section 7 thereof ("Remedies Upon Default") and is subject to the conditions thereof and may not be revoked until the payment in full of all Obligations (as defined by reference in the Intellectual Property Security Agreement).


                                 Dated: June ___, 1999

                                      2-1

                                       ---------------------------------



                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:







                                      2-2

STATE OF ILLINOIS       )
                        )ss:
COUNTY OF COOK          )


     On the ___ day of June___, 1999, before me personally came
______________, to me known, who being by me duly sworn, did depose and say that he/she is the ____________________ of ___________________, the
corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said Corporation.






------------------------------
Notary Public





                                      2-3

                                 EXHIBIT 3-A

              JURISDICTIONS FOR FILING UCC FINANCING STATEMENTS

Illinois Secretary of State

Pennsylvania Secretary of State
Bucks County, Pennsylvania



                                 EXHIBIT 3-B

                      JURISDICTIONS FOR FILING CANADIAN
                       PROVINCIAL FINANCING DOCUMENTS

Personal Property Security Registry, Ontario
Registry of Personal and Movable Real Rights, Quebec